                                                                    EXHIBIT 4.2



                    SPECIALTY EQUIPMENT COMPANIES, INC.,

                                  Co-Issuer



                                     and



               SPECIALTY EQUIPMENT MANUFACTURING CORPORATION,

                                  Co-Issuer



                                     TO



                       HARRIS TRUST AND SAVINGS BANK,

                                   Trustee




                           Supplemental Indenture

                        Dated as of January 31, 1998


                                $185,000,000

                 11-3/8% Senior Subordinated Notes due 2003

   SUPPLEMENTAL INDENTURE, dated as of January 31, 1998 (herein called this "Supplemental Indenture") among SPECIALTY EQUIPMENT COMPANIES, INC., a corporation duly organized under the laws of the State of Delaware, as one Co-Issuer (herein called "Specialty"), having its principal office at 1245 Corporate Boulevard, Suite 401, Aurora, Illinois 60504, SPECIALTY EQUIPMENT MANUFACTURING CORPORATION, a corporation duly organized under the laws of the State of Delaware, as the other Co-Issuer (herein called "Manufacturing"), having its principal office at 1245 Corporate Boulevard, Suite 401, Aurora, Illinois 60504, and HARRIS TRUST AND SAVINGS BANK, a banking corporation duly organized and existing under the laws of the State of Illinois, as Trustee (herein called the "Trustee").

                                  RECITALS

   Specialty and the Trustee are parties to that certain Indenture, dated as of December 1, 1993 (herein called the "Indenture"), governing Specialty's 11-3/8% Senior Subordinated Notes due 2003 (herein called the "Securities") issued thereunder.

   Specialty, in accordance to the terms of a Plan of Internal Restructuring duly adopted by Specialty's Board of Directors and Stockholders, has formed Manufacturing as a wholly owned subsidiary and intends to effect the transfer to Manufacturing of substantially all of the assets and related liabilities of Specialty's operating, manufacturing, sales and marketing assets and certain assets related to other operations (but not Specialty's intellectual property rights, other than pursuant to licenses of such rights by Specialty to Manufacturing).

   Pursuant to Section 8.01 of the Indenture, Specialty is prohibited from selling, assigning, conveying, transferring, leasing or otherwise disposing of substantially all of its properties and assets to any Person (whether in a single transaction or a series of related transactions) unless it meets certain conditions set forth in that Section of the Indenture, including, without limitation, that the Person which acquires substantially all of the properties and assets of Specialty and its Subsidiaries on a Consolidated basis assume by a supplemental indenture in a form reasonably satisfactory to the Trustee, all the obligations of Specialty under the Securities and the Indenture, and that the Indenture remain in full force and effect.

   All things necessary having been done to make this Supplemental Indenture a valid agreement of Specialty and Manufacturing in accordance with its terms, and the Trustee agreeing that this form is reasonably satisfactory to it:

   NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

   For and in consideration of the premises, it is mutually covenanted and agreed, for equal and proportionate benefit of the Holders of the Securities, as follows:

                                  ARTICLE I

                           SUPPLEMENT; DEFINITIONS

   SECTION 1.1 Supplement of Indenture. This Supplemental Indenture supplements and forms a part of the Indenture and is entered into by the Trustee without the consent of any Holders pursuant to Section 801 and Section 901 of the Indenture to cause Manufacturing to assume all the obligations of Specialty under the Securities and the Indenture as a co-obligor jointly and severally liable with Specialty, and to confirm that the Indenture remains in full force and effect.

   SECTION 1.2 Definitions. For all purposes of this Supplemental Indenture, except as otherwise provided herein or unless the context requires, capitalized terms that are defined in the Indenture have the same respective meanings herein.

                                 ARTICLE II

                          ASSUMPTION OF OBLIGATIONS

   SECTION 2.1 Assumption of Obligations. For value received, Manufacturing unconditionally assumes all of the obligations of Specialty under the Securities and the Indenture as a co-obligor, jointly and severally liable with Specialty therefor.

   SECTION 2.2 No Discharge of Specialty. Notwithstanding the provisions of
Section 8.02 of the Indenture, the assumption of the obligations of Specialty under the Securities and the Indenture by Manufacturing shall not discharge Specialty from any of its obligations and covenants under the Indenture and the Securities, but rather, Specialty shall remain obligated with respect thereto as a co-obligor, jointly and severally with Manufacturing.

   SECTION 2.3 Joint and Several Obligations. Each of Specialty and Manufacturing shall have joint and several liability with respect to all obligations under the Indenture and the Securities. Each of Specialty and Manufacturing hereby acknowledges that the Indenture and the Securities are the independent and several obligation of each of them and may be enforced against either of them separately, whether or not enforcement of any right or remedy hereunder has been sought against any other party hereto. Each of Specialty and Manufacturing hereby expressly waives, with respect to any of the amounts owing under the Indenture or any Security, diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any party exhaust any right, power or remedy or proceed against any other party under the Indenture, the Securities or any other supplemental indenture related thereto, or security for any of such obligations.

   SECTION 2.4 Amendment of the Definition of Company. Upon the effectiveness of this Supplemental Indenture, the definition of "Company" pursuant to Section 101 of the Indenture shall mean Specialty and Manufacturing, individually and collectively, or where the context so indicates, on a Consolidated basis, until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Company" shall mean such successor Person.

                                 ARTICLE III

                            EFFECT UPON COVENANTS

   SECTION 3.1 Change of Control. The parties acknowledge and agree that for the purpose of Section 1017 of the Indenture the ownership of more than 50% of the total voting power of all classes of the Voting Capital of Manufacturing by Specialty shall not constitute a Change of Control.

   SECTION 3.2 Limitations on Restricted Payments. The parties acknowledge and agree that for the purposes of Section 1009 of the Indenture, the term "Company's Capital Stock" shall relate solely to the Capital Stock of Specialty so long as Manufacturing remains a Wholly Owned Subsidiary of Specialty; and provided further that any restriction upon the payment of dividends by Manufacturing to Specialty pursuant hereto shall not constitute a default pursuant to Section 1011 of the Indenture.

                                 ARTICLE IV

                                SUBORDINATION

   SECTION 4.1 Subordination. It is acknowledged and agreed that for the purposes of the Indenture and the Securities that the term "Senior Indebtedness" includes Indebtedness of both Specialty and Manufacturing to extent such Indebtedness otherwise falls within the definition thereof.

                                  ARTICLE V

                                MISCELLANEOUS

   SECTION 5.1 Effect of Supplemental Indenture. This Supplemental Indenture supplements and forms a part of the Indenture and modifies the Indenture as provided herein; and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby. Except as otherwise modified or supplemented hereby or by any previous supplemental indentures, the Indenture remains in full force and effect.

   SECTION 5.2 Reference in Securities to Supplemental Indenture. Securities authenticated and delivered after the execution of this Supplemental Indenture may bear a notation in form approved by the Trustee as to any matter provided for herein.

   SECTION 5.3 Conflict with Trust Indenture Act. If and to the extent that any provision hereof limits, qualifies or conflicts with any provision of the TIA or another provision which is required or deemed to be included in this Supplemental Indenture by any of the provisions of the TIA, the provision or requirement of the TIA shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, such provision of the TIA shall be deemed to apply to this Supplemental Indenture as so modified or to be excluded, as the case may be.

   SECTION 5.4 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

   SECTION 5.5 Successors and Assigns. All covenants and agreements in this Supplemental Indenture by Specialty and Manufacturing shall bind their respective successors and assigns, whether so expressed or not.

   SECTION 5.6 Separability Clause. In case any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

   SECTION 5.7 Benefits of Indenture. Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Securities Registrar and their successors hereunder and the Holders and, with respect to any provisions hereof relating to the right of holders of Senior Indebtedness, the holders of Senior Indebtedness, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture. The Trustee shall not be deemed to owe any fiduciary duty to any holder of Senior Indebtedness or any holder of any other obligation of Specialty Manufacturing, other than to Holders of the Securities. It is expressly acknowledged that the provisions of Article IV hereof and any other provisions (hereof or of the Indenture) relating to the subordination of the Securities or the rights of the holders of Senior Indebtedness, are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

   SECTION 5.8 Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the law of the State of New York. This Supplemental Indenture is subject to the provisions of the TIA that are required to be part hereof and shall, to the extent applicable, be governed by such provisions.

   SECTION 5.9 No Recourse Against Others. A director, officer, employee or stockholder, as such, of either Specialty or Manufacturing or any other obligor on the Securities shall not have any liability for any obligations of the Specialty or Manufacturing or such obligor, as the case may be, under the Securities or this Supplemental Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting any of the Securities waives and releases all such liability.

   SECTION 5.10 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts together constitute but one and the same Supplemental Indenture.

   IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.



                               SPECIALTY EQUIPMENT COMPANIES, INC.


                               By:_______________________________
                               Name:
                               Title:


                               SPECIALTY EQUIPMENT MANUFACTURING
                               CORPORATION


                               By:_______________________________
                               Name:
                               Title:


                               HARRIS TRUST AND SAVINGS BANK, AS TRUSTEE


                               By:_______________________________
                               Name:
                               Title:

                         TABLE OF CONTENTS

<CAPTION
                                                                                                   PAGE
                                                                                                   ----
ARTICLE I  SUPPLEMENT; DEFINITIONS.................................................................. 2
     SECTION 1.1        Supplement of Indenture..................................................... 2
     SECTION 1.2        Definitions................................................................. 2

ARTICLE II  ASSUMPTION OF OBLIGATIONS............................................................... 2
     SECTION 2.1        Assumption of Obligations................................................... 2
     SECTION 2.2        No Discharge of Specialty................................................... 2
     SECTION 2.3        Joint and Several Obligations............................................... 2
     SECTION 2.4        Amendment of the Definition of Company...................................... 3

ARTICLE III  EFFECT UPON COVENANTS.................................................................. 3
     SECTION 3.1        Change of Control........................................................... 3
     SECTION 3.2        Limitations on Restricted Payments.......................................... 3

ARTICLE IV  SUBORDINATION........................................................................... 3
     SECTION 4.1        Subordination............................................................... 3

ARTICLE V   MISCELLANEOUS........................................................................... 3
     SECTION 5.1        Effect of Supplemental Indenture............................................ 3
     SECTION 5.2        Reference in Securities to Supplemental Indenture........................... 4
     SECTION 5.3        Conflict with Trust Indenture Act........................................... 4
     SECTION 5.4        Effect of Headings and Table of Contents.................................... 4
     SECTION 5.5        Successors and Assigns...................................................... 4
     SECTION 5.6        Separability Clause......................................................... 4
     SECTION 5.7        Benefits of Indenture....................................................... 4
     SECTION 5.8        Governing Law............................................................... 4
     SECTION 5.9        No Recourse Against Others.................................................. 5
     SECTION 5.10       Counterparts................................................................ 5